Exhibit 99.2

Report of Independent Auditors

The Board of Directors

First Community Bancorp, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated financial statements of First Community Bancorp, Inc. (Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, operations, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of First Community Bancorp, Inc. (Company), as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of First Community Bancorp, Inc. (Company), and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about First Community Bancorp, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

1

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of First Community Bancorp, Inc.’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about First Community Bancorp, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Moss Adams LLP

Spokane, Washington

April 19, 2022

2

First Community Bancorp, Inc.

Consolidated Balance Sheets

	December 31,
	2021	2020
ASSETS

Cash and due from banks	$38,692,100	$31,997,291
Certificates of deposit held at other financial institutions	989,000	2,232,000
Available for sale securities, at fair value	133,718,037	89,535,233
Other investments, at cost	1,414,400	1,298,500
Loans held for sale	2,278,276	6,469,652
Loans receivable, net	190,405,525	192,061,700
Accrued interest receivable	2,868,480	3,302,665
Premises and equipment, net	6,509,782	7,191,332
Bank owned life insurance, net	8,574,520	8,363,451
Other assets	2,270,552	2,150,589

Total assets	$387,720,672	$344,602,413

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$320,177,493	280,236,350
Repurchase agreements	22,912,456	20,930,065
Accrued interest payable	166,568	248,254
Other liabilities	3,417,191	3,218,018

Total liabilities	346,673,708	304,632,687

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDERS’ EQUITY
Common stock, no par value; 50,000 shares authorized; 37,000 shares issued and outstanding	10,540,701	10,540,701
Retained earnings	30,271,147	27,555,795
Accumulated other comprehensive income	235,116	1,873,230

Total shareholders’ equity	41,046,964	39,969,726

Total liabilities and shareholders’ equity	$387,720,672	$344,602,413

See accompanying notes.	3

First Community Bancorp, Inc.

Consolidated Statements of Income

	Years Ended December 31,
	2021	2020
INTEREST INCOME
Interest on loans	$12,219,333	$11,496,315
Interest on investment securities, cash equivalents, and certificates of deposit held at other financial institutions	1,798,586	1,776,561

Total interest income	14,017,919	13,272,876

INTEREST EXPENSE
Deposits	636,237	1,330,771
Borrowed funds	44,745	95,713

Total interest expense	680,982	1,426,484

Net interest income	13,336,937	11,846,392

PROVISION FOR LOAN LOSSES	-	945,000

Net interest income after provision for loan and lease losses	13,336,937	10,901,392

NONINTEREST INCOME
Gain on sale of loans held for sale	4,789,365	5,102,032
Other fees and service charges	339,816	360,861
Other income	1,244,073	1,090,467

Total noninterest income	6,373,254	6,553,360

NONINTEREST EXPENSE
Compensation and employee benefits	8,735,715	7,884,421
Office operations	3,036,859	2,772,591
Occupancy and equipment	1,442,041	1,390,160

Total noninterest expense	13,214,615	12,047,172

Income before provision for income tax	6,495,576	5,407,580

PROVISION FOR INCOME TAX	1,856,224	1,174,531

NET INCOME	$4,639,352	$4,233,049

Basic and diluted earnings per common share	$125.39	$114.41

4	See accompanying notes.

First Community Bancorp, Inc.

Consolidated Statements of Comprehensive Income

	Years Ended December 31,
	2021	2020

NET INCOME	$4,639,352	$4,233,049

Other comprehensive income
Unrealized holding (loss) gain on available for sale securities	(2,099,033)	1,559,108
Income tax benefit (expense) related to unrealized holding (loss) gain on available for sale securities	461,787	(343,004)
Reclassification adjustment for (gains) losses included in net income	(1,113)	56,404
Income tax expense (benefit) related to reclassification adjustment for (gain) losses included in net income	245	(12,409)

Other comprehensive (loss) income	(1,638,114)	1,260,099

Total comprehensive income	$3,001,238	$5,493,148

See accompanying notes.	5

First Community Bancorp, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

				Accumulated
				Other	Total
	Common Stock		Retained	Comprehensive	Shareholders'
	Shares	Amount	Earnings	Income	Equity

BALANCE, January 1, 2020	37,000	$10,540,701	$24,506,746	$613,131	$35,660,578

Net income	-	-	4,233,049	-	4,233,049
Other comprehensive income	-	-	-	1,260,099	1,260,099
Shareholder dividends	-	-	(1,184,000)	-	(1,184,000)

BALANCE, December 31, 2020	37,000	10,540,701	27,555,795	1,873,230	39,969,726

Net income	-	-	4,639,352	-	4,639,352
Other comprehensive loss	-	-	-	(1,638,114)	(1,638,114)
Shareholder dividends	-	-	(1,924,000)	-	(1,924,000)

BALANCE, December 31, 2021	37,000	$10,540,701	$30,271,147	$235,116	$41,046,964

6	See accompanying notes.

First Community Bancorp, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,639,352	$4,233,049
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	443,140	424,162
Provision for loan losses	-	945,000
Amortization and accretion of securities, net	1,317,395	449,018
Origination of loans held for sale	(114,279,562)	(127,321,190)
Net gain on sale of loans	(4,789,365)	(5,102,032)
Proceeds from sales of loans held for sale	123,260,303	130,037,386
Net realized (gain) loss on sale of securities	(868)	43,995
Loss on disposal of bank premises and equipment	8,706	-
Changes in assets and liabilities
Accrued interest receivable	434,185	(89,211)
Other assets	298,139	(57,193)
Accrued interest payable	(81,686)	(77,194)
Other liabilities	199,173	(400,609)

Net cash from operating activities	11,448,912	3,085,181

CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease (increase) in loans	1,656,175	(11,914,053)
Proceeds from sales of available for sale securities	11,277,052	9,733,942
Proceeds from maturities and principal reductions of available for sale securities	12,024,252	6,856,366
Purchases of available for sale securities	(71,067,920)	(35,149,256)
Proceeds from maturities of certificate of deposits held at other financial institutions	1,243,000	1,240,000
Purchase of Federal Reserve Bank stock	(150,000)	-
Sale (purchase) of Federal Home Loan Bank stock	34,100	(133,100)
Proceeds from sale of bank premises and equipment	503,921	1,878
Purchase of bank premises and equipment	(274,217)	(345,094)

Net cash used in investing activities	(44,753,637)	(29,709,317)

See accompanying notes	7

First Community Bancorp, Inc.

Consolidated Statements of Cash Flows (continued)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	$39,941,143	$36,630,499
Net increase in repurchase agreements	1,982,391	1,757,019
Advancements of borrowed funds	-	10,000,000
Payments made on borrowed funds	-	(10,000,000)
Dividends paid	(1,924,000)	(1,184,000)

Net cash from financing activities	39,999,534	37,203,518

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,694,809	10,579,382

CASH AND CASH EQUIVALENTS, beginning of year	31,997,291	21,417,909

CASH AND CASH EQUIVALENTS, end of year	$38,692,100	$31,997,291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year
Interest	$762,668	$1,503,678

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Unrealized holding gains (losses) on investment securities available for sale	$(2,099,033)	$1,559,108

Transfer of loans to OREO and other assets held for sale	$-	$620,867

8	See accompanying notes

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies

Nature of business and organization – First Community Bancorp, Inc. (Company) was incorporated in the State of Montana on June 23, 1994, after which First Community Bancorp, Inc., acquired 100% of First Community Bank (Bank) on October 14, 1994. The Bank was incorporated in the state of Montana on June 23, 1994, and its bank application was approved by the state of Montana on June 24, 1994. The Bank is primarily engaged in the business of providing commercial loans to companies primarily in the state of Montana.

The Company and Bank are subject to comprehensive regulation, examination, and supervision of the Federal Reserve Bank, Federal Deposit Insurance Corporation (FDIC), and the Montana Division of Banking and Financial Institutions. The accounting and reporting policies of the Company and Bank are in accordance with accounting principles generally accepted in the United States of America (GAAP) and general practice within the banking industry.

Principles of consolidation – The consolidated financial statements include the accounts of First Community Bancorp, Inc., and its wholly owned subsidiary, First Community Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

Significant concentrations of credit risk – All of the Company’s activities are with business customers located primarily in the state of Montana.

Ongoing analysis of the Company’s loan portfolio is performed to evaluate whether there is any significant exposure to an individual borrower or group(s) of borrowers as a result of any concentrations of credit risk. Such credit risks (whether on- or off-balance sheet) may occur when groups of borrowers or counterparties have similar economic characteristics and are similarly affected by changes in economic or other conditions. Credit risk also includes the loss that would be recognized subsequent to the reporting date if counterparties failed to perform as contracted. Analysis as of December 31, 2021, concluded that no significant exposure exists from such concentrations of credit risks.

The largest customer concentrations are within the state of Montana. As of December 31, 2021 and 2020, the largest concentrations of risk were in the real estate, commercial, and agricultural industries.

Use of estimates – In preparing the consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of certain assets and liabilities as of the date of the consolidated balance sheets and certain revenues and expenses for the period. Actual results could differ, either positively or negatively, from those estimates.

Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses.

Management believes the allowance for loan losses is adequate. While management uses currently available information to recognize losses on loans and other real estate (when owned), future additions to the allowance may be necessary based on economic conditions.

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Cash and cash equivalents – The Company considers all highly liquid debt instruments with an original maturity of three months or less (including cash, amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold) to be cash equivalents.

The Company maintains its cash in deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Certificates of deposits held at other financial institutions – Consists of certificates of deposits with other institutions and are stated at cost.

Debt securities – Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Available for sale securities are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates debt securities for other-than-temporary impairment (OTTI) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For debt securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a debt security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Equity securities – Equity securities are carried at fair value, with changes in fair value reported in net income. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.

Federal Home Loan Bank (FHLB) stock – The Company is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Loan receivables, net – Loan receivables are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and deferred fees and costs. Interest income on loans is recognized on an accrual basis commencing in the month of origination using the interest method. Delinquency fees are recognized in income when chargeable and when collectability is reasonably assured.

The Company requires its loans to be substantially collateralized by real estate, equipment, vehicles, accounts receivable, inventories, or other tangible or intangible assets. Real estate collateral is in the form of first and second mortgages on various types of property.

Loans held for sale – Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses on sales of loans are recognized based on the difference between the selling price and the carrying value of the related loans sold. All sales are made without recourse, other than standard representations and warranties. All servicing rights are released upon the sale of loans.

Allowance for loan losses – The allowance for loan losses (ALL) consists of specific and general components. The specific component relates to impaired loans as defined by GAAP. For such loans that are classified as impaired, an allowance is established when the discounted cash flows, or the fair value of the collateral if the loan is collateral dependent, of the impaired loan is lower than the carrying value of that loan. The general component covers all loans not classified as impaired and is based on historical loss experience and general economic factors, adjusted for qualitative risk factors, both internal and external to the Company. The general component is calculated separately for each portfolio segment.

The ALL represents the Company’s estimate of probable and estimable losses inherent to the loan portfolios as of the balance sheet date. Losses are charged to the ALL when recognized. Generally, loans are charged off or charged down at the point at which they are determined to be uncollectible in whole or in part unless the loan is well secured and in the process of collection. The Company establishes the amount of the ALL by loan type, at least quarterly, and the Company adjusts the provision for loan losses so the ALL is at an appropriate level at the balance sheet date.

The Company determines ALL as the best estimate within a range of estimated losses. The methodologies the Company uses to estimate the ALL depend upon the impairment status and portfolio segment of the loan. After applying historic loss experience, as described above, the Company reviews the quantitatively derived level of ALL for each segment using qualitative criteria. The Company tracks various risk factors that influence the judgment regarding the level of the ALL across the portfolio segments. Risk factors include changes in national, regional, and local economic conditions that affect the borrowers’ business, delinquency, and charge off trends, and data from peer groups, among others. The Company reviews changes in these factors to ensure that changes in the level of the ALL are directionally consistent with changes in these factors.

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Nonaccrual loans – The Company’s policy is to place loans on a nonaccrual status when 1) payment is in default for 90 days or more unless the loan is well secured and in the process of collection; or 2) full repayment of principal and interest is not foreseen. When a loan is placed on nonaccrual status, all accrued and uncollected interest on that loan is reversed. A loan is relieved of its nonaccrual status when all principal and interest payments are brought current, the loan is well secured, and an analysis of the borrower’s financial condition provides reasonable assurance that the borrower can repay the loan as scheduled.

A nonaccrual loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement; the loan, if secured, is well secured; the borrower has paid according to the contractual terms for a minimum of six months; and analysis of the borrower indicates a reasonable assurance of the ability to maintain payments. Payments received on nonaccrual loans are applied as a reduction to the principal outstanding.

Impaired loans – Loans are considered impaired when, based on current information and events; it is probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the loan agreement, including scheduled interest payments. When a loan is impaired, the Company estimates a specific reserve for the loan based on the fair value of the loan’s underlying collateral, less the cost to sell, or the projected present value of future cash flows. Payments received on impaired loans that are accruing are recognized in interest income, according to the contractual loan agreement. Payments received on impaired loans that are on nonaccrual are not recognized in interest income but are applied as a reduction of the outstanding principal. Payments are recognized when cash is received.

Troubled debt restructurings (TDR) – Loans may be modified in the normal course of business for competitive reasons or to strengthen the Company’s position. Loan modifications and restructurings may also occur when the borrower experiences financial difficulty and needs temporary or permanent relief from the original contractual terms of the loan. These modifications are structured on a loan-by-loan basis and, depending on the circumstances, may include extended payment terms, a modified interest rate, forgiveness of principal, or other concessions. Loans that have been modified to accommodate a borrower who is experiencing financial difficulties, and for which the Company has granted a concession that it would not otherwise consider, are considered a TDR.

The Company considers many factors in determining whether to agree to a loan modification involving concessions, and seeks a solution that will both minimize potential loss to the Company and attempt to help the borrower. The Company evaluates borrowers’ current and forecasted future cash flows, their ability and willingness to make current contractual or proposed modified payments, the value of the underlying collateral, the possibility of obtaining additional security or guarantees, and the potential costs related to a repossession or foreclosure and the subsequent sale of the collateral.

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

TDRs may be classified as either accrual or nonaccrual loans. A loan on nonaccrual and restructured as a TDR will remain on nonaccrual status until the borrower has proven the ability to perform under the modified structure for a minimum of six months, and there is evidence that such payments can and are likely to continue as agreed. Performance prior to the restructuring, or significant events that coincide with the restructuring, are included in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual at the time of restructuring or after a shorter performance period. If the borrower’s ability to meet the revised payment schedule is uncertain, the loan remains classified as a nonaccrual loan.

Premises and equipment – Company premises and equipment are recorded at cost, less accumulated depreciation. Depreciation on premises and equipment is determined using the straight-line method over the estimated useful lives of the assets ranging from 2 to 39 years. Expenditures for maintenance and repairs are expensed when incurred.

Other real estate owned – Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of carrying amount or fair value, less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property are charged to expense. Subsequent to foreclosure, valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the statement of income.

Advertising costs – Advertising costs are expensed as incurred. Advertising costs were approximately $337,000 and $325,000 for the years ended December 31, 2021 and 2020, respectively.

Transfers of financial assets – Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income taxes – Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of those assets and liabilities for financial reporting purposes. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

13

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Financial Accounting Standards Board (FASB) ASC 740-10, Income Taxes, requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach. The Company’s approach to FASB ASC 740-10 consisted of an examination of its financial statements, its income tax provision, and its federal and state income tax returns. The Company analyzed its tax positions including the permanent and temporary differences as well as the major components of income and expense. As of December 31, 2021, the Company did not believe that it had any uncertain tax positions that would rise to the level of having a material effect on its financial statements. In addition, the Company had no accrued interest or penalties for the years ended December 31, 2021 and 2020. It is the Company’s policy to record interest and penalties as a component of income tax expense.

Annuity – The purpose of the annuities is to provide a future source of funds for lifetime benefits under bank Supplemental Executive Retirement Plan (SERP) Agreements. The Fixed Index Annuity is purchased with a single premium that is invested in the general account of the insurance company. The Account Value of the annuity is credited a fixed rate of interest that resets annually. It is available at any time to the Policy Holder (bank) through surrender but may be subject to surrender charges. Growth in the account value is taxable to the bank. The policy is never annuitized allowing the policyholder to maintain control over the cash value at all points during the life of the contract. There is an income rider attached to the annuity and through the income account provides guaranteed lifetime income for the retired executive. Income account is a phantom account used solely for the purpose of calculating the retirement benefit. The income account growth is fixed and guaranteed at exception of the plan thus providing for a known corresponding lifetime benefit. There are no other financial values associated with the income account. The balance of annuities is included within other assets on the consolidated balance sheet.

Bank-owned life insurance – The carrying amount of bank owned life insurance approximates its fair value. The fair value of bank owned life insurance is estimated using the cash surrender value, net of surrender charges.

Repurchase agreements – Repurchase agreements are secured borrowings. The Company pledges investment securities to secure these borrowings.

Other comprehensive income – Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the shareholders’ equity section of the consolidated balance sheets.

14

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Off-balance-sheet instruments – In the ordinary course of business, the Company has entered into off-balance-sheet financial instrument arrangements consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded. They involve, to varying degrees, elements of credit risk in excess of amounts recognized in the consolidated balance sheets. Losses would be experienced when the Company is contractually obligated to make a payment under these instruments and must seek repayment from the borrower, which may not be as financially sound in the current period as they were when the commitment was originally made. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company enters into credit arrangements that generally provide for the termination of advances in the event of a covenant violation or other event of default.

Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. The commitments are collateralized by the same types of assets used as loan collateral.

Agreement and plan to merge – On September 30, 2021, Eagle Bancorp Montana, Inc. (Eagle) and Eagle’s wholly owned subsidiary, Opportunity Bank of Montana, a Montana chartered commercial bank (Opportunity Bank), entered into an Agreement and Plan of Merger (the Merger Agreement) with First Community Bancorp, Inc., a Montana corporation (FCB), and FCB’s wholly owned subsidiary, First Community Bank, a Montana chartered commercial bank. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, FCB will merge with and into Eagle, with Eagle continuing as the surviving corporation (the Merger). Immediately following the effective time of the Merger, First Community Bank is expected to merge with and into Opportunity Bank (the Bank Merger), with Opportunity Bank surviving and continuing its corporate existence under the name Opportunity Bank of Montana. The merger is expected to occur during the second quarter of 2022.

15

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 2 – Investment Securities

The amortized cost, unrealized gains and losses, and estimated fair values of the Company’s available for sale and held to maturity securities as of December 31, 2021 and 2020, are summarized as follows:

		Gross	Gross
		Unrealized	Unrealized	Estimated
	Amortized Cost	Gains	Losses	Fair Value
December 31, 2021
Available for sale securities
U.S. Agency mortgage-backed securities	$59,575,234	$737,935	$(711,530)	$59,601,639
State, County, and Municipal securities	26,871,395	644,230	(34,996)	27,480,629
State, County, and Municipal securities taxable	31,131,618	165,729	(429,428)	30,867,919
Treasury securities	14,829,123	-	(101,683)	14,727,440
Corporate securities	985,247	55,163	-	1,040,410

Total available for sale securities	$133,392,617	$1,603,057	$(1,277,637)	$133,718,037

December 31, 2020
Available for sale securities
U.S. Agency mortgage-backed securities	$44,426,693	$1,288,558	$(38,000)	$45,677,251
State, County, and Municipal securities	31,555,984	1,030,316	(10,477)	32,575,823
State, County, and Municipal securities taxable	9,979,057	226,312	-	10,205,369
Corporate securities	980,794	95,996	-	1,076,790

Total available for sale securities	$86,942,528	$2,641,182	$(48,477)	$89,535,233

As of December 31, 2021, the Company’s investment securities consisted of 276 securities, 70 of which were in an unrealized loss position. As of December 31, 2020, the Company’s investment securities consisted of 255 securities, two of which were in an unrealized loss position. These securities with unrealized losses are presented in the following table by the length of time individual securities have been in a continuous unrealized loss position. The Bank does not consider these investments to be other-than-temporarily impaired for the years ended December 31, 2021 and 2020.

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2021
Available for sale securities
U.S. Agency mortgage-backed securities	$56,951,522	$(656,497)	$2,660,518	$(55,033)	$59,612,040	$(711,530)
State, County, and Municipal securities	26,219,286	(13,077)	1,261,343	(21,919)	27,480,629	(34,996)
State, County, and Municipal securities taxable	30,867,919	(429,428)	-	-	30,867,919	(429,428)
Treasury securities	14,727,440	(101,683)	-	-	14,727,440	(101,683)

	$128,766,167	$(1,200,685)	$3,921,861	$(76,952)	$132,688,028	$(1,277,637)

December 31, 2020
Available for sale securities
U.S. Agency mortgage-backed securities	$6,228,198	$(38,000)	$-	$-	$6,228,198	$(38,000)
State, County, and Municipal securities	1,286,586	(10,477)	-	-	1,286,586	(10,477)

	$7,514,784	$(48,477)	$-	$-	$7,514,784	$(48,477)

16

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 2 – Investment Securities (continued)

The amortized cost and estimated market value of debt securities as of December 31, 2021, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized Costs	Estimated Fair Value
December 31, 2021
Available for sale securities
Due in one year or less	$1,415,132	$1,418,925
Due after one year through five years	19,018,385	19,340,299
Due after five years through ten years	21,259,571	21,426,822
Due after ten years	32,124,295	31,930,352
Mortgage-backed securities	59,575,234	59,601,639

	$133,392,617	$133,718,037

The contractual maturity of certificates of deposit held at other financial institutions is as follows:

Years Ending December 31,
2022	$494,000
2023	495,000

Total	$989,000

Note 3 – Loans Receivable

Loans are summarized as follows at December 31, 2021 and 2020, according to major portfolio segment:

	2021	2020

Real estate construction	$14,306,377	$11,578,792
Secured by farmland	57,380,428	47,036,329
1-4 family real estate	24,921,710	29,732,484
Commercial real estate	35,455,982	31,257,276
Loans to finance agricultural production	37,001,821	46,073,170
Commercial and industrial	19,154,305	25,744,615
Consumer	6,274,750	4,851,465

Total loans	194,495,373	196,274,131

Allowance for loan losses	(4,089,848)	(4,212,431)

Total loans, net	$190,405,525	$192,061,700

17

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

Pursuant to the CARES Act passed in March 2020, the Company funded 210 loans to eligible small businesses and non-profit organizations who participated in the Paycheck Protection Program (PPP) administered by the U.S. Small Business Administration (SBA). PPP loans have terms of two to five years and earn interest at 1%. In addition, the Bank received a fee of 1%–5% from the SBA depending on the loan amount, which was netted with loan origination costs and amortized into interest income under the effective yield method over the estimated life of the loan. The recognition of fees and costs is accelerated when the loan is forgiven by the SBA and/or paid off prior to maturity. PPP loans are fully guaranteed by the SBA and are expected to be forgiven by the SBA if they meet the requirements of the program. As of December 31, 2021 and 2020, the Company held 29 SBA PPP loans totaling $3.0 million and 135 SBA PPP loans totaling $11.3 million, respectively, included in Commercial and Industrial loans above. As of December 31, 2021, bank customers have applied for and received forgiveness from the SBA for $8.3 million of PPP loan principal. Total loan fees recognized on PPP loans during the year ended December 31, 2021 and 2020, were $1,306,000 and $393,000, respectively.

On June 5, 2020, the PPP Flexibility Act was signed into law that modified, among other things, rules governing the PPP payment deferral period. In October 2020, due to updated guidance from the SBA that PPP loan payments were to be deferred until SBA had remitted forgiveness funds to the lender if the Borrower applied for forgiveness within ten months after the end of their covered period, the Bank modified the first payment due dates for PPP loans that originated prior to June 5, 2020, and extended the payment deferral period from 6 to 16 months.

Allowance for loan losses – The Company has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Company’s portfolio. For purposes of determining the allowance for loan losses, the Company segments certain loans in its portfolio by product type. Each class of loans requires significant judgment to determine the estimation method that fits the credit risk characteristic of its portfolio segment. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions the Company uses to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented. Loans are pooled by portfolio class and a historical loss percentage is applied to each class.

18

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

Changes in the allowance for loan losses are summarized as follows as of December 31, 2021 and 2020:

December 31, 2021	Real Estate Construction	Secured by Farmland	1-4 Family Real Estate	Commercial Real Estate	Loans to Finance Agricultural Production	Commercial and Industrial	Consumer	Unallocated	Total

Beginning balance	$108,264	$864,992	$279,145	$322,802	$1,358,618	$78,338	$47,660	$1,152,612	$4,212,431
Provision (recapture) for loan losses	25,497	234,381	(58,037)	(27,760)	(151,427)	995	10,927	(34,576)	-
Charge-offs	-	-	-	-	(120,583)	-	(5,000)	-	(125,583)
Recoveries	-	-	-	-	-	-	3,000	-	3,000

Ending balance	$133,761	$1,099,373	$221,108	$295,042	$1,086,608	$79,333	$56,587	$1,118,036	$4,089,848

Allowance for loan losses

Ending balance individually evaluated for impairment	$-	$-	$-	$38,771	$-	$-	$-	$-	$38,771

Ending balance collectively evaluated for impairment	133,761	1,099,373	221,108	256,271	1,086,608	79,333	56,587	1,118,036	4,051,077

Ending balance	$133,761	$1,099,373	$221,108	$295,042	$1,086,608	$79,333	$56,587	$1,118,036	$4,089,848

Loans receivable

Ending balance individually evaluated for impairment	$-	$2,091,511	$212,605	$488,316	$704,251	$1,098,659	$-	$-	$4,595,342

Ending balance collectively evaluated for impairment	14,306,377	55,288,917	24,709,105	34,967,666	36,297,570	18,055,646	6,274,750	-	189,900,031

Ending balance	$14,306,377	$57,380,428	$24,921,710	$35,455,982	$37,001,821	$19,154,305	$6,274,750	$-	$194,495,373

December 31, 2020	Real Estate Construction	Secured by Farmland	1-4 Family Real Estate	Commercial Real Estate	Loans to Finance Agricultural Production	Commercial and Industrial	Consumer	Unallocated	Total

Beginning balance	$60,669	$619,563	$282,801	$285,211	$1,611,562	$61,604	$40,835	$126,546	$3,088,791
Provision (recapture) for loan losses	47,595	245,429	(3,656)	39,951	(441,944)	16,734	14,825	1,026,066	945,000
Charge-offs	-	-	-	(11,360)	-	-	(11,000)	-	(22,360)
Recoveries	-	-	-	9,000	189,000	-	3,000	-	201,000

Ending balance	$108,264	$864,992	$279,145	$322,802	$1,358,618	$78,338	$47,660	$1,152,612	$4,212,431

Allowance for loan losses

Ending balance individually evaluated for impairment	$-	$-	$-	$37,186	$-	$1,356	$-	$-	$38,542

Ending balance collectively evaluated for impairment	108,264	864,992	279,145	285,616	1,358,618	76,982	47,660	1,152,612	4,173,889

Ending balance	$108,264	$864,992	$279,145	$322,802	$1,358,618	$78,338	$47,660	$1,152,612	$4,212,431

Loans receivable

Ending balance individually evaluated for impairment	$-	$2,117,291	$218,334	$2,176,089	$917,800	$898,590	$-	$-	$6,328,104

Ending balance collectively evaluated for impairment	11,578,792	44,919,038	29,514,150	29,081,187	45,155,370	24,846,025	4,851,465	-	189,946,027

Ending balance	$11,578,792	$47,036,329	$29,732,484	$31,257,276	$46,073,170	$25,744,615	$4,851,465	$-	$196,274,131

19

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

The following table summarizes impaired loans as of December 31, 2021 and 2020:

December 31, 2021	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no specific reserve recorded
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	2,091,511	2,091,511	-	2,103,249	120,937
1–4 family real estate	212,605	212,605	-	214,963	6,043
Commercial real estate	199,546	199,546	-	214,172	6,422
Loans to finance agricultural production	704,251	704,251	-	739,224	28,468
Commercial and industrial	1,098,659	1,098,659	-	1,643,405	82,259
Consumer	-	-	-	-	-

	$4,306,572	$4,306,572	$-	$4,915,013	$244,129

With specific reserve recorded
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	-	-	-	-	-
1–4 family real estate	-	-	-	-	-
Commercial real estate	288,770	288,770	38,771	346,090	-
Loans to finance agricultural production	-	-	-	-	-
Commercial and industrial	-	-	-	-	-
Consumer	-	-	-	-	-

	$288,770	$288,770	$38,771	$346,090	$-

Total
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	2,091,511	2,091,511	-	2,103,249	120,937
1–4 family real estate	212,605	212,605	-	214,963	6,043
Commercial real estate	488,316	488,316	38,771	560,262	6,422
Loans to finance agricultural production	704,251	704,251	-	739,224	28,468
Commercial and industrial	1,098,659	1,098,659	-	1,643,405	82,259
Consumer	-	-	-	-	-

	$4,595,342	$4,595,342	$38,771	$5,261,103	$244,129

20

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

December 31, 2020	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interes Income Recognized
With no specific reserve recorded
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	2,117,291	2,117,291	-	2,142,750	130,000
1–4 family real estate	218,334	218,334	-	274,160	-
Commercial real estate	1,772,679	1,772,679	-	1,816,969	96,090
Loans to finance agricultural production	917,800	917,800	-	740,362	12,227
Commercial and industrial	875,976	875,976	-	778,180	70,769
Consumer	-	-	-	-	-

	$5,902,080	$5,902,080	$-	$5,752,421	$309,086

With specific reserve recorded
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	-	-	-	-	-
1–4 family real estate	-	-	-	-	-
Commercial real estate	403,410	403,410	37,186	259,817	-
Loans to finance agricultural production	-	-	-	-	-
Commercial and industrial	22,614	22,614	1,356	21,936	-
Consumer	-	-	-	-	-

	$426,024	$426,024	$38,542	$281,753	$-

Total
Real estate construction	$-	$-	$-	$-	$-
Secured by farmland	2,117,291	2,117,291	-	2,142,750	130,000
1–4 family real estate	218,334	218,334	-	274,160	-
Commercial real estate	2,176,089	2,176,089	37,186	2,076,786	96,090
Loans to finance agricultural production	917,800	917,800	-	740,362	12,227
Commercial and industrial	898,590	898,590	1,356	800,116	70,769
Consumer	-	-	-	-	-

	$6,328,104	$6,328,104	$38,542	$6,034,174	$309,086

Nonaccrual and past due loans are summarized below as of December 31, 2021 and 2020:

December 31, 2021	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Loans	Nonaccrual

Real estate construction	$-	$-	$-	$-	$14,306,377	$14,306,377	$-
Secured by farmland	-	-	-	-	57,380,428	57,380,428	-
1–4 Family real estate	-	-	-	-	-	24,921,710	73,889
Commercial real estate	-	-	-	-	35,455,982	35,455,982	43,309
Loans to finance agricultural production	-	-	-	-	37,001,821	37,001,821	374,896
Commercial and industrial	-	-	22,198	22,198	19,132,107	19,154,305	210,675
Consumer	875	-	-	875	6,273,875	6,274,750	-

Total	$875	$-	$22,198	$23,073	$169,550,590	$194,495,373	$702,769

December 31, 2020

Real estate construction	$-	$-	$-	$-	$11,578,792	$11,578,792	$-
Secured by farmland	359,122	-	-	359,122	46,677,207	47,036,329	-
1–4 Family real estate	65,172	-	-	65,172	29,667,312	29,732,484	102,433
Commercial real estate	200,065	-	-	200,065	31,057,211	31,257,276	418,791
Loans to finance agricultural production	-	-	-	-	46,073,170	46,073,170	501,364
Commercial and industrial	35,276	42,716	-	77,992	25,666,623	25,744,615	242,567
Consumer	-	-	-	-	4,851,465	4,851,465	74,200

Total	$659,635	$42,716	$-	$702,351	$195,571,780	$196,274,131	$1,339,355

21

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

There were no loans 90+ days past due and still accruing interest for the years ended December 31, 2021 and 2020. The amount of interest income for the years ended December 31, 2021 and 2020, that was not recorded on nonaccrual loans was $64,977 and $103,570, respectively.

In addition to past due and nonaccrual criteria, the Company also evaluates loans using a loan grading system. Internal loan grades are based on current financial information, historical payment experience, and credit documentation, among other factors. Performance-based grades are summarized below:

Pass – A Pass asset is higher quality and does not fit any of the other categories described below. The likelihood of loss is considered remote.

Special Mention – Grade 4, meaning the loans have potential weaknesses that need to be monitored and reviewed.

Substandard – Grade 5, meaning the loans have well defined repayment weaknesses, such as inadequate cash flow to meet the repayment schedule, and/or deterioration or inadequate collateral when loan is dependent on sale of the collateral for repayment. Substandard loans do not always have to contain an identified loss amount; however, contain enough risk that if the weaknesses are not corrected then the chances for a loss to occur are increased substantially.

Doubtful – Grade 6, meaning the loans have pronounced weaknesses where collection or liquidation in full, based on existing facts and conditions, is highly questionable and improbable. The possibility of total or substantial loss is high, but there may be pending factors that could strengthen the loan. Such factors among others could include pending lawsuits, pending sales offers or improved financial conditions. Loans classified Doubtful will normally be on non-accrual status.

Loss – Grade 7, will be charged off within 30 days of being listed as Loss, and appropriate steps taken to begin collection procedures. The Chief Credit Officer is responsible for working with the loan officers to ensure a collection plan is established.

Outstanding loan balances categorized by these credit quality indicators are summarized as follows as of December 31, 2021 and 2020:

		Special
December 31, 2021	Pass (1-3)	Mention	Substandard	Doubtful	Loss	Total

Real estate construction	$14,306,377	$-	$-	$-	$-	$14,306,377
Secured by farmland	51,655,325	776,123	4,948,980	-	-	57,380,428
1–4 family real estate	24,481,717	286,313	153,680	-	-	24,921,710
Commercial real estate	32,311,322	2,794,611	350,049	-	-	35,455,982
Loans to finance agricultural production	32,631,938	297,584	4,072,299	-	-	37,001,821
Commercial and industrial	18,950,077	17,382	186,846	-	-	19,154,305
Consumer	6,248,095	26,655	-	-	-	6,274,750

Total	$180,584,851	$4,198,668	$9,711,854	$-	$-	$194,495,373

22

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Loans Receivable (continued)

		Special
December 31, 2020	Pass (1-3)	Mention	Substandard	Doubtful	Loss	Total

Real estate construction	$11,578,792	$-	$-	$-	$-	$11,578,792
Secured by farmland	37,779,544	3,724,821	5,531,964	-	-	47,036,329
1–4 family real estate	29,136,869	298,594	297,021	-	-	29,732,484
Commercial real estate	27,622,289	2,849,140	785,847	-	-	31,257,276
Loans to finance agricultural production	40,139,421	745,652	5,188,097	-	-	46,073,170
Commercial and industrial	25,132,912	38,390	573,313	-	-	25,744,615
Consumer	4,746,109	44,359	60,997	-	-	4,851,465

Total	$176,135,936	$7,700,956	$12,437,239	$-	$-	$196,274,131

When the Company modifies a loan into a TDR, an evaluation of any possible impairment is performed similar to other impaired loans based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, or use of the value of the collateral, less selling costs for collateral dependent loans. If it is determined the value of the modified loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs, and unamortized premium or discount), impairment is recognized through an increase in or charge-off from the ALL. TDRs are evaluated in periods subsequent to modification, including those that have payment defaults, for possible impairment.

There were no loans modified and recorded as TDRs during the year ended December 31, 2021 and 2020. No restructured loans incurred a default within 12 months of the restructure date during the years ended December 31, 2021 and 2020.

As discussed in Note 1, the federal banking agencies issued guidance in March 2020 that short-term modifications (for example, six months) made to a borrower affected by the COVID-19 pandemic do not need to be identified as a TDR if the loan was current at the time of modification. Section 4013 of the CARES Act and Section 541 of the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 (the Coronavirus Relief Act) passed in January 2021 provided optional, temporary relief from evaluating loans that may have been considered TDRs under GAAP. This relief applies to loan modifications executed between March 1, 2020, and the earlier of 60 days after the national emergency related to the Pandemic is terminated, or January 1, 2022. The Company elected to apply these temporary accounting provisions to payment relief loans beginning in March 2020. During 2020, loans totaling $27.2 million had been in a CARES Act deferment at some point during the year. There were no loans under the CARES Act deferment as of December 31, 2021 and 2020.

23

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Premises and Equipment

Premises and equipment at December 31, 2021 and 2020, consist of the following:

	2021	2020

Buildings and improvements	$9,092,408	$9,538,646
Furniture and fixtures	3,929,226	3,776,917
Other	562,042	506,523

	13,583,676	13,822,086
Less accumulated depreciation and amortization	(7,073,894)	(6,630,754)

	$6,509,782	$7,191,332

Depreciation and amortization expenses were $443,140 and $424,162 for December 31, 2021 and 2020, respectively.

Note 5 – Deposits

Major classes of deposits at December 31, 2021 and 2020, consist of the following:

	2021	2020

Noninterest-bearing	$107,948,811	$88,946,226
Interest bearing	172,246,859	147,865,243
Time deposits	39,981,823	43,424,881

Total deposits	$320,177,493	$280,236,350

At December 31, 2021, the scheduled maturities of time deposits were as follows:

Years Ending December 31,
2022	$28,590,947
2023	6,125,712
2024	2,596,093
2025	2,055,354
2026	613,717
Thereafter	-

Total	$39,981,823

Time deposits that meet or exceed the FDIC Insurance limit of $250,000 at year end 2021 and 2020 were $7,072,495 and $6,476,030, respectively.

24

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 6 – Borrowed Funds

The Company maintains a line of credit with the Federal Home Loan Bank (FHLB). The advances are collateralized by FHLB stock and pledged loans, under an Advances, Pledge, and Security Agreement between the FHLB and the Company. The principal balance of loans pledged as collateral as of December 31, 2021 and 2020, are $39,233,977 and $30,752,192, respectively. Based on the qualifying collateral, the agreement provides for a maximum borrowing amount of $31,779,522 as of December 31, 2021. There were no outstanding borrowings as of December 31, 2021 and 2020.

Note 7 – Securities Sold Under Agreements to Repurchase

Repurchase agreements are secured borrowings which had a balance of $22,912,456 and $20,930,065 as of December 31, 2021 and 2020, respectively. The Company pledges investment securities to secure those borrowings. At December 31, 2021 and 2020, retail purchase agreements carried interest rates of 0% to 0.31% and 0% to 0.25%, respectively. They are secured by the pledge of certain U.S. agency mortgage-backed securities and state, county, and municipal securities with a rate of 2% to 4% and 2% to 4% and a carrying value of $18,783,669 and $16,579,894 at December 31, 2021 and 2020, respectively. The Company has the right to pledge or sell these securities but must replace them with substantially the same securities.

At December 31, 2021, the scheduled maturities of repurchase agreements were as follows:

Years Ending December 31,
2022	$21,034,449
2023	1,878,007
2024	-
2025	-
2026	-
Thereafter	-

Total	$22,912,456

Note 8 – Capital Requirements

The Company is subject to various regulatory capital requirements administered by the Companying agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. The net unrealized gain or loss on available for sale securities is included in computing regulatory capital. Management believes as of December 31, 2021, the Company meets all capital adequacy requirements to which it is subject.

25

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 8 – Capital Requirements (continued)

Prompt corrective action regulations provide five classifications: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

As of December 31, 2021, the Company was considered to be well capitalized based on its regulatory framework. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since December 31, 2021, that management believes have changed the Company’s category.

The capital adequacy requirements are quantitative measures established by regulation that requires the Company to maintain minimum amounts and ratios of capital. The FDIC requires the Company to maintain minimum ratios of Total Capital, Tier 1 Capital, and Common Equity Tier 1 Capital to risk-weighted assets as well as Tier 1 Leverage Capital to average assets. In addition to the minimum capital ratios, the Company is required to maintain a capital conservation buffer consisting of additional Common Equity Tier 1 Capital of more than 2.5% of risk-weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses. At December 31, 2021, the Company exceeded all regulatory capital requirements.

The Company’s actual capital amounts and ratios are presented in the following table (in thousands):

	Actual		Capital Requirements		To Be Well Capitalized Under Prompt Corrective Actions Regulations
As of December 31, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio

Tier 1 capital to average assets	$39,870	10.26%	$15,540	4.00%	$19,426	5.00%
Tier 1 capital to risk weighted assets	39,870	15.96%	14,988	6.00%	19,984	8.00%
Total capital to risk weighted assets	43,004	17.22%	19,984	8.00%	24,980	10.00%
Common equity tier 1 to risk weighted assets	39,870	15.96%	11,241	4.50%	16,237	6.50%

	Actual		Capital Requirements		To Be Well Capitalized Under Prompt Corrective Actions Regulations
As of December 31, 2020	Amount	Ratio	Amount	Ratio	Amount	Ratio

Tier 1 capital to average assets	$37,148	11.06%	$13,430	4.00%	$16,788	5.00%
Tier 1 capital to risk weighted assets	37,148	15.45%	14,429	6.00%	19,239	8.00%
Total capital to risk weighted assets	40,169	16.70%	19,239	8.00%	24,048	10.00%
Common equity tier 1 to risk weighted assets	37,148	15.45%	10,822	4.50%	15,631	6.50%

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies

Undisbursed loan and lease financing – The Company carries financial instruments with off-balance-sheet risk, which involve varying degrees and elements of credit and interest rate risk in excess of the amount stated on the consolidated balance sheet. These financial instruments represent loans extended to borrowers wherein the Company has committed to extend a contract amount greater than the amount disbursed.

The Company’s exposure to credit loss in the event of nonperformance by the borrower extends to the undisbursed amount as well as the disbursed amount. The Company uses the same credit policy when committing to off-balance-sheet credit risk as it does when committing to on-balance-sheet credit risk. Undisbursed loan and lease financing credit is extended provided there is no violation of any condition established in the contract.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained by the Company upon extension of credit is based on management’s credit evaluation of the borrower.

Undisbursed loan financing as of December 31, 2021 and 2020, are as follows:

	2021	2020

Home equity lines of credit	$2,618,000	$5,542,000
Real estate	4,400,000	4,886,000
Commercial and industrial	3,818,000	5,362,000
Standby letters of credit	2,747,000	2,279,000
Other	37,423,000	24,761,000

	$51,006,000	$42,830,000

Lease agreement – Future minimum lease payments under noncancelable lease agreements as of December 31, 2021 and 2020, are as follows:

2022	$23,100
2023	19,800
2024	3,300
2025	3,300
2026	3,300

Total future minimum lease payments	$52,800

Rent expense totaled $21,100 and $20,500 for the years ended December 31, 2021 and 2020, respectively, and is included in occupancy and equipment expense in the statements of income and comprehensive income.

In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which will not, in management’s opinion and based on discussions with legal counsel, have a material impact on the financial condition, results of operations, or the liquidity of the Company.

27

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 10 – Income Tax Expense

The income tax expense (benefit) consists of the following for the years ended December 31:

	2021	2020
Income tax (benefit) expense
Federal
Current	$1,137,104	$1,003,558
Deferred	424,677	420,406

Total federal	1,561,781	1,423,964

State
Current	269,814	(157,006)
Deferred	24,629	(92,427)

Total state	294,443	(249,433)

Income tax expense (benefit)	$1,856,224	$1,174,531

A reconciliation of the provision for income tax expense from the amounts that would have been incurred at federal statutory income tax rates for the years ended December 31, 2021 and 2020, is as follows:

	2021	2020

Income tax expense computed at U.S. federal statutory rate	$1,364,071	$1,135,592
State tax expense, net of U.S. federal effect	335,495	259,104
Non-taxable income	(214,080)	(214,815)
Other	370,738	(5,350)

Income tax expense	$1,856,224	$1,174,531

Effective rate	28.58%	21.72%

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 10 – Income Tax Expense (continued)

Deferred income taxes represent the tax effect of differences in timing between financial statement income and taxable income. The asset and liability components related to deferred taxes as of December 31, 2021 and 2020, consisted of the following:

	2021	2020

Deferred tax assets
Allowance for loan loss	$896,710	$896,710
Other	19,679	74,543

Total deferred tax assets	916,389	971,253

Deferred tax liabilities
Accumulated accretion	-	(27,163)
Property, plant, and equipment	(315,421)	(48,678)
Net unrealized gains on available-for-sale securities	(90,304)	(719,475)

Total deferred tax liabilities	(405,725)	(795,316)

Valuation allowance	-	-

Net deferred tax assets	$510,664	$175,937

Management determined, based upon the Bank’s historical performance and future projections, the deferred tax assets will be realized in the normal course of operations, and determined that no valuation allowance is necessary for the years ended December 31, 2021 and 2020.

There was no interest and penalties accrued for the years ended December 31, 2021 and 2020.

Note 11 – Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 – Valuations based on quoted prices for identical assets or liabilities in active markets.

Level 2 – Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistently applied with reasonably available assumptions made by other market participants. These valuations require significant judgment.

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First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 11 – Fair Value of Financial Instruments (continued)

Assets measured at fair value on a recurring and nonrecurring basis are summarized as follows:

		Fair Value Measurements Using
Description of Financial Instrument	Fair Value	Level 1	Level 2	Level 3

December 31, 2021

Recurring assets
Available for sale securities
U.S. Agency mortgage-backed securities	$59,601,639	$-	$59,601,639	$-
State, County, and Municipal securities	27,480,629	-	27,480,629	-
State, County, and Municipal securities taxable	30,867,919	-	30,867,919	-
Treasury securities	14,727,440	-	14,727,440	-
Corporate securities	1,040,410	-	1,040,410	-
Nonrecurring assets
Impaired loans	288,771	-	-	288,771

December 31, 2020

Recurring assets
Available for sale securities
U.S. Agency mortgage-backed securities	$45,677,251	$-	$45,677,251	$-
State, County, and Municipal securities	32,575,823	-	32,575,823	-
State, County, and Municipal securities taxable	10,205,369	-	10,205,369	-
Corporate securities	1,076,790	-	1,076,790	-
Nonrecurring assets
Other real estate owned	450,000	-	-	450,000
Impaired loans	426,025	-	-	426,025

Securities – The Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the bond’s terms and conditions, among other things. When market quotes are not readily accessible or available, alternative approaches are utilized, such as matrix or model pricing methodologies.

Other real estate owned – This represents real estate the Bank has taken control of in partial or full satisfaction of loans. At the time of foreclosure, other real estate owned is recorded at the lower of the carrying amounts of the loan or estimated fair value of real estate less costs to sell, which becomes the property’s new basis. After foreclosure, management periodically performs valuations to ensure the real estate is carried at the lower of its new cost basis or fair value, net of estimated costs to sell. Any subsequent write-downs are recorded as a charge to operations.

30

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 11 – Fair Value of Financial Instruments (continued)

Impaired loans – The loan amount above represents impaired as of year-end that have been adjusted to fair value. When collateral-dependent loans are identified as impaired, the impairment is measured using the current fair value of the collateral securing these loans, less selling costs. The fair value of real estate collateral is determined using collateral valuations or a discounted cash flow analysis using inputs such as discount rates, sale prices of similar assets, and term of expected disposition. Some appraised values are adjusted based on management’s review and analysis, which may include historical knowledge, changes in market conditions, estimated selling, and other anticipated costs, and/or expertise and knowledge. The loss represents charge-offs or impairments on loans for adjustments made based on the fair value of the collateral.

Quantitative information about Level 3 fair value measurements – The range and weighted-average of the significant unobservable inputs used to fair value Level 3 nonrecurring assets during the year ended December 31, 2021, along with the valuation techniques used, are shown in the following table:

	Fair Value at December 31, 2021	Valuation Technique	Unobservable Input	Weighted Average

Impaired loans	$288,771	Market comparable	Adjustment for estimated selling costs	10%

	Fair Value at December 31, 2020	Valuation Technique	Unobservable Input	Weighted Average

Other real estate owned	$450,000	Market comparable	Adjustment for estimated selling costs	10%
Impaired loans	426,025	Market comparable	Adjustment for estimated selling costs	10%

Note 12 – Related-Party Transactions

In the normal course of business, the Company extends credit to directors, audit committee members, and executive officers. The aggregate loans for the years ended December 31, 2021 and 2020, amounted to approximately $991,000 and $196,000, respectively. Deposits from those related parties at December 31, 2021 and 2020, amounted to approximately $8,196,000 and $3,204,000, respectively.

Note 13 – Retirement Plans

The Company provides a 401(k) profit sharing employee benefit plan (Plan) covering substantially all employees who have met certain age and service requirements. Under this Plan, employees may elect to make pre-tax contributions. The Company provides for discretionary contributions to be made to this Plan. The employee must contribute to the Plan to be eligible for Company contributions to this Plan. Employee contributions to this Plan are 100% vested, where the Company’s contribution vesting is based on credited years of service. Contribution expense totaled $541,051 and $462,524 for the years ended December 31, 2021 and 2020, respectively.

31

First Community Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 14 – Subsequent Events

Subsequent events are events or transactions that occur after the date of the consolidated statement of financial condition but before the consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated statement of financial condition, including the estimates inherent in the process of preparing of the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated statement of financial condition but arose after the date of the consolidated statement of financial condition and before the consolidated financial statements are available to be issued.

The Company has evaluated subsequent events through April 19, 2022, which is the date the consolidated financial statements are available to be issued.

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